EXHIBIT 31.1
CERTIFICATION PURSUANT TO
RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles A. Bacon, III, certify that:

1.I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K for the year ended December 31, 2019 of Limbach Holdings, Inc.;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.[intentionally omitted];
4.[intentionally omitted]; and
5.[intentionally omitted].

Date: December 4, 2020
/s/ Charles A. Bacon, III
Charles A. Bacon, III
Chief Executive Officer